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                                                                    EXHIBIT 99.2

        Long-Term Restructing Term Sheet prepared by Jefferies & Company



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                                                                    CONFIDENTIAL

                     LONG TERM RESTRUCTURING PLAN TERM SHEET

         The following points outline the fundamental agreements that must be accomplished with all parties with financial interests in Jazz Casino Company LLC and its parent company JCC Holding Company (collectively "JCC"), including the bond and equity holders, Harrah's Entertainment, Inc ("HET"), the banks, the State of Louisiana and the City of New Orleans. There must be agreement (and execution of all required documentation) by all impacted parties on all of these issues by March 31, 2000 to establish the land-based casino as a financially stable business over the long term.


I.       STATE ISSUES

         o EQUITABLE STATE FEE -- Authorize LGCB to enter into amendment to the Casino Contract with JCC reducing the net gaming fee
                  (tax) and related annual minimum payment to the greater of the amount of the tax that the Louisiana riverboats pay up to 211/2% on gross gaming revenues (currently 181/2%) or $50 million for the first year after the restructuring, $55 million in year two and $60 million in year 3 and each year thereafter (the "Minimum Payment"). The Minimum Payment levels are contingent upon accomplishing all provisions of the Plan as set forth in Sections II to V below. If these issues are not dealt with as set forth herein, there will need to be a lower minimum payment if the business is to be viable.

         o THIRD PARTY GUARANTY - In order to create recurring revenue for the State general fund, require JCC to obtain a third party guaranty of the minimum payment for every three year period. The requirement for the third party guaranty shall not be required when and if gross gaming revenues exceed $350 million. The guaranty is predicated on the implementation of all of the requirements set forth in Sections II to V of this Term Sheet.

         o STATE UPSIDE OVERRIDE - In addition to the 18 1/2% fee set forth above, JCC shall pay an override fee equal to the percentage of gross gaming revenues as follows: (i) 1 1/2% for gross gaming revenues in excess of $500 million up to $700 million, (ii) 3 1/2% for gross gaming revenues in excess of $700 million up to $800 million, (iii) 5 1/2 % for gross gaming revenues in excess of $800 million up to $900 million, and (iv) 7 1/2% for gross gaming revenues in excess of $900 million.

II. FOOD ISSUES - In order to compete with Mississippi casinos and the riverboats and to stimulate revenue, certain of the food restrictions must be lessened.

         o EXPANDED SEATING AND A SINGLE RESTAURANT - Under the Gaming Act, JCC cannot offer seated restaurant facilities, but may offer a cafeteria style buffet with 250 seats and may have public food offerings from local food preparers (at retail) as allowed by regulation (currently limited to food kiosks). JCC proposes amending the Gaming Act to allow (i) the expansion of the buffet by 200 seats to 450 seats; (ii) a 200 seat restaurant to be operated by JCC; and (iii) 100 seats to be utilized in the kiosk areas whereon seating is currently



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                  prohibited. This increase in seating will account for less than 1% of seats currently available in New Orleans restaurants.

         o DIRECT CATERING OF EVENTS - Under existing regulations, JCC cannot directly cater special events in the ballroom, any special events center or in VIP areas, but rather, must contract with local food preparers at retail prices which makes many events cost prohibitive. JCC proposes amending the Gaming Act to allow it to directly cater ballroom and other special events.

         o LIMITED DISCOUNTING - Under the Gaming Act and the regulations, no food prepared by JCC (including the buffet) may be given away or subsidized within the casino. JCC proposes to amend the Gaming Act to allow a limited exception to the "give away/subsidy" restriction by allowing discounting/comping of food for Harrah's player club members, "Total Reward Card customers", and to other targeted markets, provided that such discounting is only focused on such groups and not offered to the general public through mass media (newspaper, television, radio). Such restrictions shall not apply to national marketing outside of the local market.

         o NIGHT CLUB/CASUAL DINING FOOD ON THE 2ND FLOOR - Under existing law, there are limitations on JCC's use of space on the non-gaming 2nd floor (either directly or indirectly through third-party leasing) for purposes that involve food offerings and seating. JCC proposes changes to the law to allow JCC to lease and/or directly use space on the 2nd floor for casual food offerings in night clubs, lounges and dinner theatres which will be necessary to attract development of the 2nd floor space.



III. HOTEL - Also, as part of the restructuring, JCC needs to own and operate a hotel without restrictions in order to be able to bring in new "casino" tourists to the City which will benefit all.

         o HOTEL ROOMS - Under the Gaming Act, JCC is permitted to own and operate unlimited hotel rooms so long as such rooms are not within the casino facility. JCC does not propose any changes to this requirement.

         o REMOVAL OF SIMILARLY SITUATED REQUIREMENT - Under the Gaming Act, JCC may not enter into any business relationship to give any hotel, whether affiliated or not, any advantage or preference not available to all similarly situated hotels and all such contracts must be approved by the Gaming Board. JCC proposes amending the Gaming Act to allow hotel relationships, rates, services and the like to be market driven and, in that regard, proposes removal of the "similarly situated" requirement and the Gaming Board approval requirement.


IV. FINANCIAL RESTRUCTURING -- Coupled with the change to a financially feasible tax, a financial restructuring of the capital structure is critical to the long term viability of JCC. To accomplish the restructuring, the pro forma debt structure of JCC will need to be reduced by approximately $500 million which will need to be written off by HET, the bondholders and the banks. Set forth below is the proposal of JCC for the restructuring:



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
     WORKING CAPITAL                         ESTIMATED 3/31/01   PRO FORMA 3/31/01
     ---------------                         -----------------   -----------------
RESTRICTED/ CAGE CASH ..................          $ 20.0               $   20
AVAILABLE CASH .........................              --                   --
LINE OF CREDIT AVAILABLE ...............              --                   22
                                                  ------               ------
TOTAL WORKING CAPITAL ..................              --               $   42
                                                  ======               ======

DEBT
NEW REVOLVER ...........................          $   --               $  8.0
NEW CLASS A DEBT .......................              --                 61.6
NEW CLASS B DEBT .......................              --                 60.0

HET MIN. PAYMENT OBL ...................            61.6                   --
TRANCHE A-1 2006 .......................            10.0                   --
TRANCHE A-2 2006 .......................            20.0                   --
TRANCHE A-3 2006 .......................            30.0                   --
REVOLVER ...............................            25.0                   --
TRANCHE B-2 2006 .......................            30.0                   --
TRANCHE B-2 2006 .......................           121.5                   --
SENIOR SUB. NOTES 2009 .................           216.7                   --
CONV. JR. SUB. NOTES 2009 ..............            31.9                   --
HET JR. SUB DEBT .......................            25.2                   --
HET COMPL. LOAN ........................             8.0                   --
HET LOAN TO JCC DEVELOP ................             1.7                   --
HET DEFERRALS ..........................            40.7                   --
                                                  ------               ------

    TOTAL DEBT .........................          $622.3               $129.6


O GOAL/INTEREST COVERAGE RATIO - The goal of the restructuring is to put JCC in a position where its interest coverage is at least 2 x Earnings Before Interest, Taxes, Depreciation, Amortization and Management Fees.

o FINANCIAL CONCESSIONS BY LENDERS - To accomplish this result, the bondholders, banks, HET and others all will be required to participate in an approximate $500 million debt reduction. Negotiations concerning the proportion of the debt reduction to be borne by the parties are underway.

o CONCESSIONS BY EQUITY HOLDERS -- The current equity holdings will be eliminated. The new stock will be issued to the existing secured lenders in return for the concessions set forth above. Upon the restructuring of JCC, the equity holdings will consist of two principal groups with the bondholders holding a majority over 50% and the other secured lenders (HET and Deutsche Bank) holding the bulk of the remaining equity.

o MANAGEMENT FEES -- To further assist in the restructuring, JCC and Harrah's are in negotiations to alter the compensation due on the Management Agreement from a gross revenue based formula to



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         a combination of a lower percentage of revenue and incentive based earnings formula, which amounts will only be paid after the 18 1/2 % gaming fee due to the State has been made.

o VENDORS -- The proposed restructuring will not impact trade creditors with no disruption in vendor payments.

o EMPLOYEES -- If the restructuring is agreed to by all parties and put in place by March 31, 2001, employment disruption can be avoided.


V. CITY ISSUES -- To assist the restructuring, the City will analyze appropriate Lease modifications and other payment adjustments as may be negotiated between the City and State.